TOWER MUTUAL FUNDS

                ADMINISTRATIVE SUPPORT AND DISTRIBUTOR'S CONTRACT

      AGREEMENT made this 1st day of August, 1989, by and between Tower Mutual Funds (the "Trust"), a Massachusetts business trust, on behalf of the portfolios (the "Funds") of the Trust set forth in Exhibit A hereto, and FEDERATED SECURITIES CORP. ("FSC"), a Pennsylvania Corporation.

      In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1. The Trust hereby appoints FSC to act as Distributor of the shares ("Shares") and to select a group of brokers ("Brokers") to sell Shares, at the current offering price thereof as described and set forth in the prospectus of the each Fund, and to render administrative support services to the Funds and its shareholders. In addition, the Trust hereby appoints FSC to select a group of Administrators ("Administrators") to render administrative support services to the Funds and its shareholders.

      2. Administrative support services may include, but are not limited to, the following eleven functions: (1) account openings: the Broker or Administrator communicates account openings via computer terminals located on the Broker or Administrator's premises; 2) account closings: the Broker or Administrator communicates account closings via computer terminals; 3) enter purchase transactions: purchase transactions are entered through the Broker or Administrator's own personal computer or through the use of a toll-free telephone number; 4) enter redemption transactions: Broker or Administrator enters redemption transactions in the same manner as purchases; 5) account maintenance: Broker or Administrator provides or arranges to provide accounting support for all transactions. Broker or Administrator also wires funds and receives funds for Fund share purchases and redemptions, confirms and reconciles all transactions, reviews the activity in the Funds accounts, and provides training and supervision of its personnel; 6) interest posting: Broker or Administrator posts and reinvests dividends to the Funds accounts; 7) prospectus and shareholder reports: Broker or Administrator maintains and distributes current copies of prospectuses and shareholder reports; 8) advertisements: the Broker or Administrator continuously advertises the availability of its services and products; 9) customer lists: the Broker or Administrator continuously provides names of potential customers; 10) design services: the Broker or Administrator continuously designs material to send to customers and develops methods of making such materials accessible to customers; and 11) consultation services: the Broker or Administrator continuously provides information about the product needs of customers.

      3. FSC accepts such appointment and will enter into separate written agreements with various firms to provide the services set forth in Paragraph 1 herein. The Funds will pay FSC a monthly fee computed at the annual rate of up to .25% of the average aggregate net asset value of the shares held in the Funds during the month. Subject to the limitation set forth in the preceding sentence, such fee shall be in an amount equal to the aggregate amount of periodic fees paid by FSC to Brokers and Administrators pursuant to Paragraph 4 herein.

      4. FSC, in its sole discretion, may pay Brokers and Administrators a periodic fee in respect of Shares of the Funds owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Trust's Board of Trustees.

      5. FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts paid to the various firms and the purpose for such payments.

     6. The sale of Shares may be suspended without prior notice whenever in the judgment of the Trust it is in its best interest to do so.

      7. Neither FSC nor any other person is authorized by the Trust to give any information or to make any representation relative to the Shares other than those contained in the Registration Statement or Prospectus filed with the Securities and Exchange Commission as the same may be amended from time to time or in any supplemental information to said Prospectus approved by the Fund. FSC agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through FSC may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Trust or Funds. FSC agrees that in offering or selling Shares as agent of the Funds, it will, in all respects, duly conform to all applicable State and Federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Rules of Fair Practice. FSC will submit to the Trust copies of all sales literature before using the same and will not use such sales literature if disapproved by the Trust.

      8. This Agreement shall continue in effect for one year from the date of its execution and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Trust including a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Plan or in any related documents to the Plan ("Disinterested Trustees") cast in person at a meeting for that purpose.

      9. This Agreement may be terminated at any time, without the payment of any penalty by the vote of a majority of the Disinterested Trustees or by a majority of the outstanding voting securities of the particular Fund on not more than sixty (60) days' written notice to any other party to this Agreement. This Agreement may be terminated by FSC on sixty (60) days' written notice to the particular Fund.

      10. This Agreement may not be assigned by FSC and shall automatically terminate in the event of an assignment by FSC as defined in the Investment Company Act of 1940, provided, however, that FSC may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

      11. FSC shall not be liable to the Trust or to any of the Funds or to any shareholder of the Funds for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

      12. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Trust including a majority of the Disinterested Trustees of the Trust cast in person at a meeting called for that purpose, and provided further, that in the event any amendment materially increases the fees set forth in Paragraph 3, such amendment is also approved by a vote of a majority of the outstanding voting securities of the particular Fund.

      13. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      14. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless FSC and each person, if any, who controls FSC within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust with respect to FSC by or on behalf of FSC expressly for use in the Registration Statement or Prospectus, or any amendment or supplement thereof.

      If any action is brought against FSC or any controlling person thereof in respect of which indemnity may be sought against the Trust pursuant to the foregoing paragraph, FSC shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. FSC or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of FSC or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust and allocated to the Funds, as appropriate. Anything in this paragraph to the contrary notwithstanding, the Trust or any of the Funds shall not be liable for any settlement of any such claim of action effected without its written consent. The Trust agrees promptly to notify FSC of the commencement of any litigation or proceedings against the Trust or any of its Funds or any of its Officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with such Registration Statement or Prospectus.

      (b) FSC agrees to indemnify and hold harmless the Trust, each of the Funds, each of its Trustees, each of its Officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust with respect to FSC by or on behalf of FSC expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereof. In case any action shall be brought against the Trust or any of the Funds or any other person so indemnified based on the Registration Statement or Prospectus, or any amendment or supplement thereof, and in respect of which indemnity may be sought against FSC, FSC shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to FSC by the provisions of subsection (a) above.

      (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or any of the Funds or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

      (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for Directors, Officers, FSC and controlling persons of the Trust by the Trust pursuant to this Agreement, the Trust is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Trust undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party directors who are not interested persons of the Trust, or
(ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Trust further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Trustee, FSC or controlling person of the Trust will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Trust is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested non-party directors or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

      15. FSC is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations assumed by the Trust pursuant to this agreement shall be limited in any case to the Trust and its assets and FSC shall not seek satisfaction of any such obligation from the shareholders of the Trust, the Trustees, officers, employees or agents of the Trust, or any of them.

      IN WITNESS WHEREOF, this Agreement has been executed for FSC and the Trust and their respective seals affixed hereto by their duly authorized officers, hereto this 1st day of August, 1989.

ATTEST:                             TOWER MUTUAL FUNDS



/S/ BYRON F. BOWMAN                 By:/S/ J. CHRISTOPHER DONAHUE
                     Secretary                           President
(SEAL)

ATTEST:                             FEDERATED SECURITIES CORP.



/S/ S. ELLIOTT COHAN                By:/S/ RICHARD B. FISHER
                    Secretary                            President
(SEAL)

                                    Exhibit A



                        PORTFOLIOS OF TOWER MUTUAL FUNDS

    Tower Mutual Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:

NAME                                            DATE

Tower Capital Appreciation Fund                       October 14, 1988

Tower U.S. Government Income Fund                     October 14, 1988

Tower Louisiana Municipal Income Fund                 October 14, 1988

Tower Cash Reserve Fund                               October 14, 1988

                               Amendment No. 1 to

                                    Exhibit A



                        PORTFOLIOS OF TOWER MUTUAL FUNDS

    Tower Mutual Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:

NAME                                            DATE

Tower Capital Appreciation Fund                       October 14, 1988

Tower U.S. Government Income Fund                     October 14, 1988

Tower Louisiana Municipal Income Fund                 October 14, 1988

Tower Cash Reserve Fund                               October 14, 1988

Tower Total Return Bond Fund                          September 15, 1992

                               Amendment No. 2 to

                                    Exhibit A



                        PORTFOLIOS OF TOWER MUTUAL FUNDS

    Tower Mutual Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:

NAME                                                        DATE

Tower Capital Appreciation Fund                       October 14, 1988

Tower U.S. Government Income Fund                     October 14, 1988

Tower Louisiana Municipal Income Fund                 October 14, 1988

Tower Cash Reserve Fund                               October 14, 1988

Tower Total Return Bond Fund                          September 15, 1992

Tower U.S. Treasury Money Market Fund                 June 01, 1993

                               Amendment No. 3 to

                                Exhibit A of the
                Administrative Support and Distributor's Contract


                               TOWER MUTUAL FUNDS


      Tower Mutual Funds consists of the following, effective as of the dates set forth below:

Tower Capital Appreciation Fund - Class A Shares*     October 14, 1988

Tower Capital Appreciation Fund - Class B Shares      November 28, 1996

Tower Cash Reseerve Fund                              October 14, 1988

Tower Louisiana Municipal Income Fund                 October 14, 1988

Tower U.S. Government Income Fund                     October 14, 1988

Tower Total Return Bond Fund                          September 15, 1992

Tower U.S. Treasury Money Market Fund                 June 1, 1993



*Existing shares were redesignated as Class A Shares on September 11, 1996

                               Amendment No. 4 to

                                Exhibit A of the
                Administrative Support and Distributor's Contract


                               TOWER MUTUAL FUNDS


      Tower Mutual Funds consists of the following, effective as of the dates set forth below:

Tower Capital Appreciation Fund - Class A Shares      October 14, 1988

Tower Capital Appreciation Fund - Class B Shares      November 28, 1996

Tower Cash Reserve Fund - Class A Shares*             October 14, 1988

Tower Cash Reserve Fund - Class B Shares              March 10, 1998

Tower Louisiana Municipal Income Fund                 October 14, 1988

Tower Mid-Cap Equity Fund - Class A Shares            March 10, 1998

Tower Mid-Cap Equity Fund - Class B Shares            March 10, 1998

Tower U.S. Government Income Fund                     October 14, 1988

Tower Total Return Bond Fund                          September 15, 1992

Tower U.S. Treasury Money Market Fund                 June 1, 1993



*Existing shares were redesignated as Class A Shares on March 10, 1998

                                 Amendment No. 1
                            dated September 11, 1996

                                       to

                Administrative Support and Distributor's Contract


The second sentence of Paragraph 3 of the Administrative Support and Distributor's Contract, dated August 1, 1989, between Tower Mutual Funds and Federated Securities Corp. is hereby deleted and replaced with the following:

"The Funds will pay FSC a monthly fee computed at an annual rate as set forth on Exhibit B of this Agreement."

ATTEST:                             TOWER MUTUAL FUNDS


/S/ PETER J. GERMAIN                By:  /S/ EDWARD C. GONZALES
Secretary                           President


                                    FEDERATED SECURITIES CORP.


/S/ BYRON F. BOWMAN                 By:  RICHARD B. FISHER
Secretary                           President

                                    Exhibit B

                                       to

                Administrative Support and Distributor's Contract


                               Tower Mutual Funds
                         Tower Capital Appreciation Fund
                                 Class A Shares
                        Tower U.S. Government Income Fund
                      Tower Louisiana Municipal Income Fund
                            Tower Cash Reserves Fund
                             Tower Total Return Fund
                      Tower U.S. Treasury Money Market Fund

In compensation for the services provided pursuant to this Agreement, FSC will be paid a monthly fee computed at an annual rate of 0.25 of 1% of the average aggregate net asset value of the above-named fund or class held during the month.


                         Tower Capital Appreciation Fund
                                 Class B Shares

In compensation for the services provided pursuant to this Agreement, FSC will be paid a monthly fee computed at an annual rate of 0.75 of 1% of the average aggregate net asset value of the above-named class of shares held during the month.

                                                   Exhibit 6(vi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K



                                  Amendment #1
                                  to Exhibit B
                                       to
                Administrative Support and Distributor's Contract


                               TOWER MUTUAL FUNDS
                         Tower Capital Appreciation Fund
                                 Class A Shares
                            Tower Cash Reserves Fund
                                 Class A Shares
                      Tower Louisiana Municipal Income Fund
                            Tower Mid-Cap Equity Fund
                                 Class A Shares
                             Tower Total Return Fund
                        Tower U.S. Government Income Fund
                      Tower U.S. Treasury Money Market Fund

 In compensation for the services provided pursuant to this Agreement, FSC will be paid a monthly fee computed at an annual rate of 0.25 of 1% of the average aggregate net asset value of the above-named fund or class held during the month.


                         Tower Capital Appreciation Fund
                                 Class B Shares
                             Tower Cash Reserve Fund
                                 Class B Shares
                            Tower Mid-Cap Equity Fund
                                 Class B Shares

In compensation for the services provided pursuant to this Agreement, FSC will be paid a monthly fee computed at an annual rate of 0.75 of 1% of the average aggregate net asset value of the above-named class of shares held during the month.

Dated:  March 10, 1998